(Letterhead of Davis Ward Phillips & Vineberg)




     Re: Registration Statement of Potash Corporation of Saskatchewan Inc.
         on Form S-3 (No. 333-27685)
         -------------------------------------------------------------------


         We hereby consent to the use of our name under the captions "Canadian Federal Income Tax Considerations" and "Legal Matters" in the prospectus supplement relating to the Registrant's Registration Statement on Form S-3 (No. 333-27685).

         In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.




                                         DAVIES WARD PHILLIPS & VINEBERG LLP


                                         By /s/ Nathan Boidman
                                            ------------------------------------
                                                 Nathan Boidman, a Partner





Montreal, Quebec, Canada
May 10, 2001